Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Kite Pharma, Inc. 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan, of our report dated March 26, 2015, with respect to the financial statements of Kite Pharma, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 26, 2015